Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

CONTACTS	Jim Duemey	Kyle Anderson
	VP-Investment Officer	Director of Media Relations
	(614) 464-5373	(614) 917-5497

State Auto Financial Reports Third Quarter 2008 Results

•	Quarterly loss of $0.37 per share

•	Quarterly GAAP combined ratio of 116.2%

•	Return on Equity of 1.3%

•	Book value per share of $19.94

Columbus, Ohio (October 23, 2008) – State Auto Financial Corporation (NASDAQ:STFC) today reported a third quarter 2008 net loss of $14.7 million, or $0.37 per diluted share, versus net income of $23.2 million, or $0.55 per diluted share, for the third quarter of 2007. Net loss from operations* per diluted share for the third quarter of 2008 was $0.30, versus net income of $0.45 for the same 2007 period.

STFC’s third quarter 2008 revenue was $300.6 million versus $280.9 million for the same period in 2007. STFC’s GAAP combined ratio for the quarter was 116.2%, versus 98.0% for the third quarter of 2007. Catastrophe losses accounted for 19.5 points of the total 82.4 loss ratio points, or $54.7 million, during the third quarter this year, compared to 5.6 points of the total 65.3 loss ratio points, or $14.2 million, for the same period in 2007.

Revenue for the first nine months of 2008 was $908.6 million, versus $835.1 million for the same 2007 period. For the first nine months of 2008, net loss was $30.5 million, or $0.77 per diluted share, compared to net income of $77.4 million or $1.86 per diluted share for the same 2007 period. The GAAP combined ratio for the first nine months of 2008 was 114.5, compared to 95.3 for the same period in 2007. Catastrophe losses accounted for 19.8 points of the total 81.1 loss ratio points, or $166.5 million, during the first nine months of 2008, compared to 5.7 points of the total 61.8 loss ratio points, or $43.0 million, for the same period in 2007. STFC’s book value per share was $19.94 as of Sept. 30, 2008. Return on stockholders’ equity for the twelve months ended September 30, 2008 was 1.3% compared to 14.0% for the twelve months ended Sept. 30, 2007.

“Thirty-six catastrophes have been reported so far in 2008, and STFC has had a piece of all but two. Hurricane Ike was the most significant third quarter event, generating over 15,000 claims, 10,000 of which were reported within a six day stretch and drawing our CAT teams into Texas, Ohio, Indiana and Kentucky. We are proud of our claims staff and their commitment to the thousands of State Auto insureds who required their immediate and professional assistance,” said STFC Chairman, President and CEO Bob Restrepo.

“In the face of record storm losses and competitive markets, however, STFC reported exceptional overall premium growth and new business policy counts. Total net written premium quarter over quarter was up 13.5%, of which 3.9% was attributable to organic growth and 9.6% to pooling changes. Our largest line, standard private passenger auto, continues to perform well, achieving organic premium growth of 8.0% quarter over quarter and remaining profitable. STFC’s business insurance also grew in the third quarter. New business policy count, policies in force and written premium continue to trend upward and retention is stable.

“As mentioned in a prior release (October 6, 2008), STFC maintains no direct exposures in Federal Home Loan Mortgage Corporation (Freddie Mac), Federal National Mortgage Associations (Fannie Mae), American International Group Inc. (AIG), or Lehman Brothers The quarter was modestly affected by other than temporary impairment write downs of $5.9 million in the core holdings of our stock portfolio. In the face of the current turmoil in the financial markets, State Auto remains exceptionally strong and well-positioned to serve its policyholders,” added Restrepo.

STFC did not repurchase any shares during the third quarter of 2008. Inception to date the company has repurchased 2,028,116 shares under the previously announced program that authorized purchasing up to 4.0 million common shares through Dec. 31, 2009.

State Auto Financial Corporation, headquartered in Columbus, Ohio, is a super regional property and casualty insurance holding company. The company markets its personal and business insurance products exclusively through independent insurance agencies in 33 states and is proud to be a Trusted Choice® company partner. STFC stock is traded on the NASDAQ Global Select Market, which represents the top third of all NASDAQ listed companies. The company is one of NASDAQ’s listed companies to be named a 2008 Mergent Dividend Achiever for having increased its dividends for ten or more years in succession.

The State Auto Insurance Companies are rated A+ (Superior) by the A.M. Best Company. The State Auto Insurance Companies include State Automobile Mutual, State Auto Property & Casualty, State Auto National, State Auto Ohio, State Auto Wisconsin, State Auto Florida, Milbank, Farmers Casualty, Meridian Security, Meridian Citizens Mutual, Beacon National, Beacon Lloyds, Patrons Mutual and Litchfield Mutual Fire. Additional information on State Auto Financial Corporation and the State Auto Insurance Companies can be found online at www.StateAuto.com.

*	Net income (loss) from operations, a non-GAAP financial measure which management believes is information to Company management and investors, differs from GAAP net income (loss) only by the exclusion of realized capital gains and losses, net of applicable taxes, on investment activity for the periods being reported. For STFC, this amounts to a loss of $0.07 per diluted share for the third quarter and a loss of $0.06 for 2008 year to date, versus income of $0.10 and $0.18 for the same 2007 periods, respectively.

STFC has scheduled a conference call with interested investors for Thursday, Oct. 23, 10 a.m. Eastern time to discuss the company’s third quarter 2008 performance. Live and archived broadcasts of the call can be accessed via the Investor site of www.StateAuto.com. A replay of the call can be heard beginning at noon, Oct. 23, by calling 866-360-7723. Supplemental schedules detailing the company’s third quarter 2008 financial, sales and underwriting results are made available at the Investor site of www.StateAuto.com prior to the conference call.

Except for historical information, all other information in this news release consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. The most significant of these uncertainties are described in State Auto Financial’s Form 10-K and Form 10-Q reports and exhibits to those reports, and include (but are not limited to): legislative changes at both the state and federal level; state and federal regulatory rule making promulgations and adjudications; class action litigation involving the insurance industry and judicial decisions affecting claims; policy coverages and the general costs of doing business; the impact of competition on products and pricing; inflation in the costs of the products and services insurance pays for; product development; geographic spread of risk; weather and weather-related events; and other types of catastrophic events. State Auto Financial undertakes no obligation to update or revise any forward-looking statements.

STATE AUTO FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(unaudited)

Three Months Ended September 30	Nine Months Ended September 30
(In millions, except per share amounts)	2008	2007	2008	2007
Net premiums written	$297.8	$262.4	$923.7	(B)	$777.5

Earned premiums	280.7	252.1	841.0	757.3
Net investment income	23.0	21.1	67.7	63.0
Net realized (loss) gain on investments	(4.3)	6.4	(3.7)	11.1
Other income	1.2	1.3	3.6	3.7

Total revenue	300.6	280.9	908.6	835.1

(Loss) income before federal income taxes	(30.2)	28.6	(69.4)	98.3

Federal income tax (benefit) expense	(15.5)	5.4	(38.9)	20.9

Net (loss) income	$(14.7)	$23.2	$(30.5)	$77.4

(Loss) earnings per share:
—basic	$(0.37)	$0.56	$(0.77)	$1.88
—diluted	$(0.37)	$0.55	$(0.77)	$1.86

(Loss) earnings per share from operations (A):
—basic	$(0.30)	$0.46	$(0.71)	$1.71
—diluted	$(0.30)	$0.45	$(0.71)	$1.69

Weighted average shares outstanding:
—basic	39.5	41.2	39.8	41.1
—diluted	39.5	41.7	39.8	41.8

Book value per share	$19.94	$21.85

Dividends paid per share	$0.15	$0.15	$0.45	$0.35

Total shares outstanding	39.5	41.1

GAAP ratios:
Loss and LAE ratio	82.4	65.3	81.1	61.8
Expense ratio	33.8	32.7	33.4	33.5

Combined ratio	116.2	98.0	114.5	95.3

Reconciliation of non-GAAP financial measure:
(A) Net (loss) income from operations:
Net (loss) income	$(14.7)	$23.2	$(30.5)	$77.4
Less net realized gains on investments, less applicable federal income taxes	(2.8)	4.2	(2.4)	7.2

Net (loss) income from operations	$(11.9)	$19.0	$(28.1)	$70.2

(B)

Net premiums written for the nine months ended September 30, 2008, includes $53.6 million of unearned premiums transferred to STFC in connection with the addition of The Patrons Group, Beacon National and SAMMI to the State Auto Pool, effective January 1, 2008.